Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers (each, a “Signatory”) of Bank of Hawaii Corporation, a corporation organized under Delaware law (the “Corporation”), hereby constitutes and appoints Mark A. Rossi, Cynthia G. Wyrick and Patricia J. Moy (each, an “Agent”, and collectively, “Agents”) or any of them, his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign any registration statement under the Securities Act of 1933, as amended, relating to shares of the Corporation’s Common Stock and/or plan interests that may be issued or sold pursuant to the Corporation’s Retirement Savings Plan, and all amendments or supplements (including any post-effective amendments) thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto, relating to any such registration statement or amendment, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission.  Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

/s/ Allan R. Landon	Chairman, Chief Executive Officer and Director	January 22, 2010
Allan R. Landon	(Principal Executive Officer)

/s/ Kent T. Lucien	Vice Chairman, Chief Financial Officer and Director	January 22, 2010
Kent T. Lucien	(Principal Financial Officer)

/s/ Derek J. Norris	Executive Vice President, Controller and Principal Accounting Officer	January 22, 2010
Derek J. Norris	(Principal Accounting Officer)

/s/ S. Haunani Apoliona	Director	January 22, 2010
S. Haunani Apoliona

/s/ Mary G. F. Bitterman	Director	January 22, 2010
Mary G. F. Bitterman

/s/ Mark A. Burak	Director	January 22, 2010
Mark A. Burak

/s/ Michael J. Chun	Director	January 22, 2010
Michael J. Chun

/s/ Clinton R. Churchill	Director	January 22, 2010
Clinton R. Churchill

/s/ David A. Heenan	Director	January 22, 2010
David A. Heenan

/s/ Peter S. Ho	Director	January 22, 2010
Peter S. Ho

/s/ Robert Huret	Director	January 22, 2010
Robert Huret

/s/ Martin A. Stein	Director	January 22, 2010
Martin A. Stein

/s/ Donald M. Takaki	Director	January 22, 2010
Donald M. Takaki

/s/ Barbara J. Tanabe	Director	January 22, 2010
Barbara J. Tanabe

/s/ Robert W. Wo, Jr.	Director	January 22, 2010
Robert W. Wo, Jr.